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                                                                       Exhibit 5


                   [United HealthCare Corporation Letterhead]



     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     As General Counsel of United HealthCare Corporation, a Minnesota corporation (the "Company"), I am familiar with the affairs of the Company. This opinion is being delivered in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale of 263,032 shares (the "Shares") of common stock of the Company, par value $.01 per share, which will be sold from time to time by the persons named in the Registration Statement (the "Selling Shareholders"), on the New York Stock Exchange or otherwise, directly or through underwriters, brokers or dealers.

     In connection with this opinion, I or my staff have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

     Based on the foregoing, I am are of the opinion that the Shares to be sold by the Selling Shareholders pursuant to the Registration Statement are duly authorized by all requisite corporate action, validly issued, fully paid and nonassessable.

     My opinions expressed above are limited to the laws of the State of Minnesota.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to this opinion under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

Dated: December 5, 1997


                                    Very truly yours,



                                    /s/ David J. Lubben